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                                                                   EXHIBIT 10.22

                                    AGREEMENT

     Agreement made this 9th day of May, 1994 by and between Applied Power Inc. ("API") and Richard G. Sim ("Sim").

                                   WITNESSETH:

     For and in consideration of the mutual promises of the parties and for other valuable consideration, receipt of which is hereby acknowledged by each party, the parties hereto agree as follows:

1. Employment Agreement. The Employment Agreement between API and Sim, dated July 5, 1985, and the First Amendment to the Employment Agreement, dated September 2, 1986, are hereby terminated, effective as of the date hereof.

2. Salary Continuation. Sim shall continue to receive his then current salary for a period of one year following his termination of employment with API, and a pro-rata portion of his bonus award earned for the fiscal year of termination as determined after the end of such fiscal year, if such termination occurs because of Sim's death or permanent disability that prevents him from fulfilling his duties to API.

3. Long-Term Disability Benefit. API will maintain its present long-term disability benefit plan, or a substantially similar program providing comparable (or greater) benefits, as to Sim during the term of this Agreement. In the event Sim qualifies for long-term disability benefits under such plan, API shall supplement any plan benefit payable to Sim to the extent necessary to provide to Sim a total long-term disability benefit payment that is equal to thirty percent (30%) of his then base pay. Such supplemental amount shall be payable on the same terms and conditions, and based on the same definitions and procedures, as are set forth in the long-term disability plan and shall be provided to Sim at no cost to him.

4. Miscellaneous. This Agreement shall be governed by and construed under the laws of the State of Wisconsin. If any provision in this Agreement shall be held invalid and unenforceable for any reason, such provision shall be deemed deleted and shall not affect the validity and enforceability of all other provisions contained herein. No modification of this Agreement shall be effective unless made in writing and signed by the parties. This Agreement shall be binding upon and inure to the benefit of the parties, their respective successors, representatives and heirs.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       APPLIED POWER INC.



                                       /s/ Richard M. Jones
                                       -----------------------------------------
                                       Richard M. Jones
[Corporate Seal]                       Chairman, Compensation
                                       Committee of the Board of Directors

                                       ATTEST:

                                       /s/ David B. Wescoe
                                       -----------------------------------------
                                       David B. Wescoe
                                       Secretary

                                       /s/ R. G. Sim
                                       -----------------------------------------
                                       Richard G. Sim

                                        2


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                              EMPLOYMENT AGREEMENT

     Agreement made this 5th day of July, 1985 by and between Applied Power Inc. ("API"), and Richard G. Sim ("Sim").

                                   WITNESSETH

     For and in consideration of the mutual promises of the parties and for other valuable consideration, receipt of which is hereby acknowledged by each party, the parties hereto agree as follows:

     1. Employment. API hereby employs Sim and Sim accepts employment with API under the terms and conditions set forth herein.

     2. Position and Duties. Sim shall serve as President and Chief Operating Officer (C.O.O.) of API and shall devote his full time and attention to such Positions. Sim shall be named a member of the Board of Directors of API and a member of its Executive Committee.

     3. Salary. Sim's initial salary shall be $180,000 per year. Such initial salary shall remain in effect through the end of the fiscal year ending August 31, 1986. Thereafter, any changes in Sim's salary shall be determined by the Compensation Committee of the Board of Directors pursuant to the normal annual review procedures for API executives, provided that Sim's annual salary shall not be less than $180,000 per year. Except as otherwise provided below, upon termination of Sim's employment, his salary shall be paid to the date of such termination.

     4. Bonuses. Upon execution of this Agreement, Sim shall be entitled to a $100,000 signing bonus. For the fiscal year ending August 31, 1986, Sim shall receive a $75,000 "bonus award" under the Executive Incentive Plan for bonuses, the payment of all or any part of which shall be based on performance under the earnings targets to be established by the Compensation Committee. Thereafter, Sim shall be eligible for "bonus awards" under such Plan or any successor bonus plans as determined by the Compensation Committee; provided, however, the "bonus award" for any fiscal year shall not be less than 40% of Sim's salary for such fiscal year. Sim will be eligible to participate in the API Deferred Compensation Plan, as amended from time to time, and API will present to the Compensation Committee for its consideration requests by Sim for deferral under such Plan of bonuses earned.

     5. Stock Options. API will be adopting an Incentive Stock Option Plan subject to shareholder approval. Provided Sim is employed with API on the date of the grants described below, API shall grant Sim stock options for the purchase of API "Common Stock" as follows:

     (a) $100,000 of Incentive Stock Options upon Sim's commencement of employment with API;

     (b)  $100,000 of Incentive Stock Options on January 1, 1986;




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     (c)  $100,000 of Incentive Stock Options on January 1, 1987; and

     (d) On January 1, 1988, that number of Incentive Stock Options which when combined with the options under (a), (b) and (c) above will aggregate options for 26,000 shares.

All of the above grants shall be made at fair market value at date of grant (as currently determined by Robert W. Baird & Co. or such other firm as API shall engage to appraise such stock) and shall be subject to all provisions of the Plan. Each grant shall have an option period of 10 years. The number of stock options granted under the Incentive Stock Option Plan on each of the dates set forth in (a), (b) and (c) above shall be determined by dividing $100,000 by the fair market value of the API stock on that date, except there shall be no issuance of options to purchase fractional shares.

     6. Stock Appreciation Rights. API will adopt a Stock Appreciation Rights Plan subject to stockholder approval and will grant Sim stock appreciation rights ("SARs") on 10,000 shares of API "Common Stock" on the date of his employment. The amount payable to Sim on exercise will be the difference between the fair market value of such "Common Stock" at $11.50 per share (as determined by the most recent Baird appraisal) and the fair market value of such "Common Stock" on the date of his exercise of such rights. The SARs will have an exercise period of 10 years but will expire earlier in the event of termination of employment, death, permanent disability, or sale of the Company, whichever occurs first.

     7. Sim shall subscribe for the purchase of 34,000 shares of API "Common Stock" at the current appraisal value of $11.50 per share. Under this subscription, Sim shall purchase 3,400 shares at the end of each 10 consecutive final years of API, commencing with the first purchase on August 31, 1986. At each purchase date, Sim shall have the right to accelerate future purchase dates by also making payment for such additional designated shares subject only to the maximum aggregate limit of 34,000 shares. The shares shall be issued to Sim at the time they are paid for on each payment date. The subscription shall terminate upon the purchase of the 34,000 shares or, at the election of Sim, made within one month of the termination of his employment, upon termination of his employment, whichever occurs first.

     At Sim's election, the purchase of up to 28,000 shares hereunder shall be financed by interest free demand notes by Sim to API, such a note to be delivered by Sim at the time of each such purchase.

     8. Financing of Stock Purchases. At Sim's election, API will guarantee any bank loans used by Sim to make stock purchases under paragraph 7 of this Agreement.

     9. Buy-Sell Agreement. All stock issued under this Agreement shall be subject to a Buy-Sell Agreement unless there is an active public market for the API "Common Stock." Under such Agreement, Sim, or his legal representative, can require API to purchase at its then fair market value (a) all API "Common Stock" purchased hereunder and held by him or it in the event of Sim's death, permanent disability or termination of employment, and (b) once in each calendar year, up to 20% of the API "Common Stock" then owned by Sim and previously purchased by him under this Agreement. Also, under such Agreement, API would have a similar

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right to purchase all of Sim's "Common Stock" at its then fair market value upon (a) his death, (b) his permanent disability, (c) termination of his employment for cause, or (d) his voluntary termination of employment except pursuant to section 11(c) below.

     If API proposes to register (including for this purpose a registration effected by API for shareholders other than Sim) any of its stock or other securities under the Securities Act of 1933 (the "Act") in connection with the public offering of such securities, API shall, at such time, promptly give Sim written notice of such registration. Upon the written request of Sim within 20 days after the mailing of such notice by API, API shall cause to be registered under the Act all of the shares that Sim has requested by registered.

     10. Fair Market Value. Wherever in this Agreement reference is made to "fair market value" for the "Common Stock," such term (in the absence of an active public trading market) shall refer to the most recent appraisal value made by Robert W. Baird & Co., Incorporated or by another reputable appraiser selected by API, which appraisals shall be made at least every six months; provided, however, upon Sim's termination of employment, API or Sim may elect within 30 days after such termination, to have a special valuation made by the appraiser then used by API, which appraisal would establish the value of API "Common Stock" for all purposes hereunder between the date of termination and the next regular appraisal.

     11. Severance. Subject to the provisions set forth below, Sim shall continue to receive his then current salary for a period of one year following his termination of employment with API, and a pro rata portion of his bonus award earned for the fiscal year of termination as determined after the end of such year, if such termination occurs under any of the circumstances described in subparagraphs (a), (b), (c) or (d) below:

     (a) Sim is terminated by API without cause. The term "cause" in the preceding sentence shall mean (i) the breach of this Agreement, excluding obligations under Exhibit A, by Sim or (ii) the engaging by Sim in serious misconduct which is substantially injurious to the Company, or (iii) the violation by Sim of the provisions of Exhibit A hereof provided that such violation results in material injury to the Company. Notwithstanding the foregoing, Sim shall not be deemed to have been terminated for cause unless and until there shall have been delivered to him a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to Sim setting forth the reasons for such termination and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board Sim's conduct constituted "cause" as set forth above in (i),
          (ii), or (iii) of the preceding sentence.

     (b) Sim voluntarily terminates employment within six months following the occurrence of any of the following events:

          (i) a sale (or series of sales within two years) of stock of API which would result in the purchaser (or a group of purchasers) obtaining the votes to elect a majority of the Board of Directors; or

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          (ii)  the sale, assignment or transfer by API of over seventy-five percent of its business or assets, in a transaction or related series of transactions; or

          (iii) API merges or consolidates with or into any other corporation or corporations; or

          (iv)  a violation by API of a material provision of this Agreement.

     (c) Sim voluntarily terminates his employment within six months of the occurrence of the following events:

          (i) the current Chairman of the Board and Chief Executive Officer of API, P.G. Brumder, dies or becomes totally and permanently disabled; and

          (ii) Either (A) within a period of sixty days after the occurrence of such death or disability, Sim is not named to succeed Brumder as Chief Executive Officer of API or is not retained in such Position if he is already so acting; or (B) within a period of two years after the occurrence of such death or disability, a majority of the Board of Directors does not consist of Persons who were serving in that capacity on the date of such death or disability or who were appointed or nominated to serve as a Director by such persons who were then serving.

     (d) Sim's death or permanent disability which prevents him from fulfilling his duties hereunder.

     12. Other Benefits. Sim shall receive all other fringe benefits available to senior officers of API during his employment under this Agreement.

     13. Outside Directorships. Sim may hold director positions in other companies if approval is obtained from the Chairman of the Board of API.

     14. Other Agreements. Sim agrees to execute the "Employment Contract Concerning Inventions, Patent Rights, Trade Secrets and Confidential Information," in the form attached hereto as Exhibit A.

     15. Commencement of Employment. Sim shall commence his employment with API under this Agreement on August 1, 1985, and his employment shall continue until his death, permanent disability or until this Agreement is terminated by either party upon at least 60 days notice.

     16. Miscellaneous. This Agreement shall be governed by and construed under the laws of the State of Wisconsin. If any provision in this Agreement shall be held invalid and unenforceable for any reason, such provision shall be deemed deleted and shall not affect the validity and enforceability of all other provisions contained herein. No modification of this Agreement shall be effective unless made in writing and signed by the Parties. This Agreement shall be binding upon and inure to the benefit of the parties, their respective successors, representatives and heirs.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                             APPLIED POWER INC.



                             By       /s/ P.G. Brumder
                                      -------------------------------------
[Corporate Seal]                      P.G. Brumder,
                                      Chairman of the Board

                             Attest:  /s/ A. William Asmuth Secretary
                                      -------------------------------------

                             /s/ R. G. Sim
                             ----------------------------------------------
                             Richard G. Sim

                                    EXHIBIT A

                     Employee: ____________________________

            Employment Contract Concerning Inventions, Patent Rights,
                   Trade Secrets and Confidential Information

     THIS AGREEMENT relates to the terms and conditions of my employment by APPLIED POWER INC., a Wisconsin corporation, having a principal place of business in Waukesha County, Wisconsin, and by any divisions or subsidiaries of APPLIED POWER INC. by which I am now employed or to which I may be transferred or later employed.

     APPLIED POWER INC., its divisions or subsidiaries, and its successors and assigns, shall hereinafter be referred to as the "COMPANY."

     I agree to be bound by the terms of this Agreement in consideration of the monies paid to me by the COMPANY for my services.

Inventions and Patent Rights

     I hereby agree that the COMPANY shall be the sole and exclusive owner of any improvement, idea, design, modification, concept, formulation, know-how, trade secret, discovery or invention, (hereinafter call "inventions"), whether patentable or not, now known to me or which I conceive, create, formulate, invent, develop, devise, think up, conceptualize or make, either in whole or in part, during the term of my employment, either solely or jointly with others, whether during or outside of normal working hours, and relating to any product, process, composition of matter, machine, manufacture, device or apparatus, which is manufactured, used, sold, or is under development or consideration by the COMPANY (hereinafter called the "COMPANY'S Products") now or at any time during the course of my employment, or which are now used in, or in the future might be particularly adapted to, the manufacturing, using, selling or development of any of the COMPANY'S Products, and the same shall immediately be disclosed in writing to an officer of the COMPANY, or other person duly designated by the COMPANY.

     I hereby further agree that the COMPANY shall be the sole and exclusive owner of any "inventions," whether patentable or not, which I conceive, create, formulate, invent, develop, devise, think up, conceptualize, or make, either in whole or in part, for a period of one year subsequent to the term of my employment, either solely or jointly with others, and relating to any product, process, device, composition of matter, machine, manufacture, or apparatus, which I worked on or which otherwise was specifically related to my duties with the COMPANY during my term of employment with the COMPANY, and the same shall immediately be disclosed in writing to an officer of the Company, or other person duly designated by the COMPANY.

     I further agree, without charge to the COMPANY, but at its expense, during my employment by the COMPANY or at any time thereafter, to execute, acknowledge and deliver all such papers, including applications for patents, as may be necessary to obtain patents for such

"inventions" in the United States and in any and all foreign countries, and to execute all papers necessary to vest all of my right, title and interest to such "inventions" in the COMPANY.

     I further agree at the request of the COMPANY and at its expense, to testify, execute and deliver all papers, instruments and documents, and to do all things necessary and reasonable to protect the COMPANY'S rights in said "invention."

Confidential Information and Trade Secrets

     I hereby acknowledge that certain information in the possession of the COMPANY in the nature of, but not limited to, customer lists, price lists, cost lists, new products in the course of development, business development and acquisition plans, blue prints, patterns, and information as to suppliers is considered confidential information by the COMPANY and/or trade secrets of a character which are valuable to the COMPANY, and I agree not to make use of, nor divulge any such information to anyone (except in connection with my duties as the COMPANY may require) either during my employment or after the termination of my employment, except in the event of one or the other of the following events:

     1. Such information as indicated above shall be published or made known to the public otherwise than as a result of any act or omission on my part.

     2. I shall obtain written permission from the COMPANY releasing me from the foregoing Agreement to retain such confidential information or trade secrets in confidence.

     In construing what is "secret" or "confidential," these terms are used in their ordinary sense and do not relate to official security classifications employed by the United States Government, or any foreign government.

General Provisions

     Governing Law -- This Agreement shall be governed by the laws of the State of Wisconsin.

     Severability -- Should any part, term or provision of this Agreement be construed by any court of competent jurisdiction to be illegal or in conflict with any law of the governing state at the time of such decision, the validity of the remaining portions or provisions shall not be affected thereby.

                   FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT
                 BETWEEN APPLIED POWER INC. AND RICHARD G. SIM,
                               DATED JULY 5, 1985

It is hereby agreed by and between Applied Power Inc. and Richard G. Sim that the Employment Agreement between Richard G. Sim and Applied Power Inc., dated July 5, 1985, shall be amended, by adding at the end of Section 12 the following:

API will maintain its present long term disability benefit plan, or a substantially similar program providing comparable (or greater) benefits, as to Sim during the term of this Agreement. In the event Sim qualifies for long term disability benefits under such plan, API shall supplement any plan benefit payable to Sim to the extent necessary to provide to Sim a total long term disability benefit payment that is equal to 30% of his base pay. Such supplemental amount shall be payable on the same terms and conditions, and based on the same definitions and procedures, as are set forth in the long term disability plan and shall be provided to Sim at no cost to him.

Dated as of this 2nd day of September, 1986.

                                  APPLIED POWER INC.



                                  By     /s/ P.G. Brumder
                                    ------------------------------------------
[Corporate Seal]                        P.G. Brumder, Chairman of the Board



                                  Attest:  /s/ Anthony W. Asmuth III
                                          ------------------------------------
                                                         Secretary

                                  /s/ R. G. Sim
                                  ------------------------------------------
                                  Richard G. Sim